Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Third Quarter 2022 Financial Results
•Awards of $8.7 Billion, Book to Bill of 0.97, YTD Book to Bill of 1.14
•Sales Increased 3 percent to $9.0 Billion
•Diluted EPS of $5.89 including $0.18 unfavorable impact from marketable securities
•Net cash provided by operating activities of $1.3 billion
•2022 Company-Level Guidance Unchanged for Sales, EPS, and Transaction-adjusted FCF1

FALLS CHURCH, Va. – October 27, 2022 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2022 sales increased 3 percent to $9.0 billion, as compared with $8.7 billion in the third quarter of 2021. Third quarter 2022 sales reflect strong demand and improving trends in labor availability, partially offset by supply chain delays. Third quarter 2022 net earnings totaled $915 million, or $5.89 per diluted share, as compared with $1.1 billion, or $6.63 per diluted share, in the third quarter of 2021. Third quarter 2022 net earnings reflect higher sales as well as a $28 million, or $0.18 per diluted share, reduction for negative returns on marketable securities related to our non-qualified benefit plans and other non-operating assets.
The company expects 2022 sales and diluted earnings per share near the low end of our guidance ranges of approximately $36.2 — $36.6 billion and $24.50 — $25.10, respectively. We continue to expect transaction-adjusted free cash flow1 of $1.5 — $1.8 billion based on current tax law, which requires the amortization of current year research and development expenditures over five years.
“Our solid operating performance in the third quarter reflects extensive demand for our capabilities, positive trends in labor availability, and strong program execution,” said Kathy Warden, chair, chief executive officer and president. “We remain focused on performing for our customers and are confident in our ability to continue to grow our business and deliver value to our shareholders.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	2
Transaction-adjusted Net Earnings and Transaction-adjusted EPS
Year to date 2021 net earnings benefited from a gain on the sale of the company's IT services business. Excluding the gain on sale of the business, associated federal and state income tax expenses, transaction costs, as well as the make-whole premium for early debt redemption from year to date 2021 net earnings, year to date 2022 transaction-adjusted net earnings1 decreased 11 percent and transaction-adjusted EPS1 decreased 8 percent. Net earnings during 2022 and the third quarter of 2021 were not impacted by the sale of the company's IT services business and do not include any transaction-related adjustments. Transaction-adjusted net earnings1 and transaction-adjusted EPS1 are measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to transaction-adjusted net earnings1 and transaction-adjusted EPS1:

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2022	2021	2022	2021
Transaction-adjusted net earnings
Net earnings	$915	$1,063	$2,816	$4,295
Gain on sale of business	—	—	—	(1,980)
State tax impact[2]	—	—	—	160
Transaction costs	—	—	—	32
Make-whole premium	—	—	—	54
Federal tax impact of items above[3]	—	—	—	614
Transaction adjustment, net of tax	$—	$—	$—	$(1,120)
Transaction-adjusted net earnings[1]	$915	$1,063	$2,816	$3,175

Transaction-adjusted per share data
Diluted EPS	$5.89	$6.63	$18.06	$26.55
Gain on sale of business per share	—	—	—	(12.24)
State tax impact per share[2]	—	—	—	0.99
Transaction costs per share	—	—	—	0.20
Make-whole premium per share	—	—	—	0.33
Federal tax impact of line items above per share[3]	—	—	—	3.79
Transaction adjustment per share, net of tax	$—	$—	$—	$(6.93)
Transaction-adjusted EPS[1]	$5.89	$6.63	$18.06	$19.62

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
3
The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2022	2021	Change	2022	2021	Change
Sales
Aeronautics Systems	$2,537	$2,725	(7%)	$7,774	$8,628	(10%)
Defense Systems	1,345	1,409	(5%)	3,922	4,398	(11%)
Mission Systems	2,456	2,436	1%	7,469	7,613	(2%)
Space Systems	3,163	2,681	18%	8,997	7,950	13%
Intersegment eliminations	(530)	(531)		(1,593)	(1,561)
Total sales	8,971	8,720	3%	26,569	27,028	(2%)
Operating income
Aeronautics Systems	262	265	(1%)	827	873	(5%)
Defense Systems	158	175	(10%)	481	529	(9%)
Mission Systems	368	372	(1%)	1,166	1,177	(1%)
Space Systems	290	288	1%	861	865	—%
Intersegment eliminations	(71)	(65)		(218)	(197)
Segment operating income[1]	1,007	1,035	(3%)	3,117	3,247	(4%)
Segment operating margin rate[1]	11.2%	11.9%	(70) bps	11.7%	12.0%	(30) bps
FAS/CAS operating adjustment	(55)	61	(190%)	(152)	98	(255%)
Unallocated corporate (expense) income:
Gain on sale of business	—	—	—%	—	1,980	NM
IT services divestiture – unallowable state taxes and transaction costs	—	—	—%	—	(192)	NM
Intangible asset amortization and PP&E step-up depreciation	(60)	(62)	(3%)	(181)	(191)	(5%)
Other unallocated corporate (expense) income	(48)	9	(633%)	(89)	(33)	170%
Unallocated corporate (expense) income	(108)	(53)	104%	(270)	1,564	NM
Total operating income	$844	$1,043	(19%)	$2,695	$4,909	(45%)
Operating margin rate	9.4%	12.0%	(260) bps	10.1%	18.2%	(810) bps
Interest expense	(122)	(132)	(8%)	(386)	(423)	(9%)
Non-operating FAS pension benefit	376	367	2%	1,129	1,101	3%
Other, net	(8)	(3)	167%	(54)	6	(1,000%)
Earnings before income taxes	1,090	1,275	(15%)	3,384	5,593	(39%)
Federal and foreign income tax expense	175	212	(17%)	568	1,298	(56%)
Effective income tax rate	16.1%	16.6%	(50) bps	16.8%	23.2%	(640) bps
Net earnings	$915	$1,063	(14%)	$2,816	$4,295	(34%)
Diluted earnings per share	5.89	6.63	(11%)	18.06	26.55	(32%)
Weighted-average diluted shares outstanding, in millions	155.3	160.4	(3%)	155.9	161.8	(4%)

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	4

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions	2022	2021	Change	2022	2021	Change
Net cash provided by operating activities	$1,335	$1,163	15%	$650	$2,125	(69%)
Capital expenditures	(296)	(247)	20%	(803)	(682)	18%
Proceeds from sale of equipment to a customer	100	28	257%	100	84	19%
Adjusted free cash flow[1]	$1,139	$944	21%	$(53)	$1,527	(103%)
IT services divestiture transaction costs	—	—	NM	—	39	NM
IT services divestiture federal and state taxes	—	198	NM	—	588	NM
Transaction-adjusted free cash flow[1]	$1,139	$1,142	—%	$(53)	$2,154	(102%)
Sales
Third quarter 2022 sales increased $251 million, or 3 percent, primarily due to 18 percent growth at Space Systems, partially offset by lower sales at Aeronautics Systems and Defense Systems. Third quarter 2022 sales reflect strong demand and improving trends in labor availability, partially offset by supply chain delays.
Operating Income and Margin Rate
Third quarter 2022 operating income decreased $199 million, or 19 percent, primarily due to a $116 million reduction in the FAS/CAS operating adjustment and $55 million in higher unallocated corporate expense due to a $60 million benefit for insurance settlements recognized in the prior year. Third quarter 2022 operating margin rate declined to 9.4 percent primarily due to the lower FAS/CAS operating adjustment and higher unallocated corporate expense, as well as a lower segment operating margin rate.
Segment Operating Income and Margin Rate
Third quarter 2022 segment operating income decreased $28 million, or 3 percent due to a lower segment operating margin rate, partially offset by higher sales. Third quarter 2022 segment operating margin rate decreased to 11.2 percent from 11.9 percent principally due to lower net EAC adjustments due, in part, to inflationary pressures.
Federal and Foreign Income Taxes
The third quarter 2022 ETR decreased to 16.1 percent from 16.6 percent in the prior year period principally due to higher benefits from foreign-derived intangible income.
Cash Flows
Third quarter 2022 net cash provided by operating activities increased $172 million as compared with the same period in 2021 principally due to improved trade working capital, which includes the collection of customer payments that were delayed at the end of the second quarter.
Third quarter 2022 transaction-adjusted free cash flow1 was comparable with the prior year period.
Awards and Backlog
Third quarter and year to date 2022 net awards totaled $8.7 billion and $30.2 billion, respectively, and backlog totaled $79.6 billion. Significant third quarter new awards include $2.8 billion for restricted programs (at Space Systems, Mission Systems and Aeronautics Systems), $1.3 billion for Ground-based Midcourse Defense (GMD) and $0.8 billion for SDA Tranche 1 Tracking Layer.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	5

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$2,537	$2,725	(7)%	$7,774	$8,628	(10)%
Operating income	262	265	(1)%	827	873	(5)%
Operating margin rate	10.3%	9.7%		10.6%	10.1%
Sales
Third quarter 2022 sales decreased $188 million, or 7 percent, due to lower volume in both Manned Aircraft and Autonomous Systems, including restricted programs, E-2, and the Joint Surveillance and Target Attack Radar System (JSTARS) program as it nears completion.
Operating Income
Third quarter 2022 operating income decreased $3 million, or 1 percent, due to lower sales, partially offset by a higher operating margin rate. Operating margin rate increased to 10.3 percent from 9.7 percent primarily due to higher net favorable EAC adjustments in Manned Aircraft. Prior year results included a $42 million unfavorable EAC adjustment on F-35.

DEFENSE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$1,345	$1,409	(5)%	$3,922	$4,398	(11)%
Operating income	158	175	(10)%	481	529	(9)%
Operating margin rate	11.7%	12.4%		12.3%	12.0%
Sales
Third quarter 2022 sales decreased $64 million, or 5 percent, primarily due to lower scope on an international training program, the completion of a Joint Services support program and wind down of the UKAWACS and JSTARS programs, partially offset by higher volume on the NATO Alliance Ground Surveillance In-Service Support (NATO AGS ISS) and advanced fuze programs.
Operating Income
Third quarter 2022 operating income decreased $17 million, or 10 percent, primarily due to lower sales and a lower operating margin rate. Operating margin rate decreased to 11.7 percent from 12.4 percent primarily due to lower net favorable EAC adjustments at Battle Management and Missile Systems, partially offset by improved performance in the Mission Readiness business area.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	6

MISSION SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$2,456	$2,436	1%	$7,469	$7,613	(2)%
Operating income	368	372	(1)%	1,166	1,177	(1)%
Operating margin rate	15.0%	15.3%		15.6%	15.5%
Sales
Third quarter 2022 sales increased $20 million, or 1 percent, primarily due to higher restricted sales in the Networked Information Solutions business area as well as higher Surface Electronic Warfare Improvement Program (SEWIP) volume. These increases were partially offset by lower volume on Navigation, Targeting and Survivability programs and the Joint Counter Radio-Controlled Improvised Explosive Device Electronic Warfare (JCREW) program.
Operating Income
Third quarter 2022 operating income decreased $4 million, or 1 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 15.0 percent from 15.3 percent principally due to lower net EAC adjustments, largely in the Maritime/Land Systems & Sensors and Navigation, Targeting & Survivability business areas, partially offset by improved performance on restricted programs at Networked Information Solutions.

SPACE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$3,163	$2,681	18%	$8,997	$7,950	13%
Operating income	290	288	1%	861	865	—%
Operating margin rate	9.2%	10.7%		9.6%	10.9%
Sales
Third quarter 2022 sales increased $482 million, or 18 percent, due to higher sales in both business areas. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $115 million increase on the Ground Based Strategic Deterrent (GBSD) program and a $103 million increase on the Next Generation Interceptor (NGI) program, as well as higher volume on the GEM63 program in support of Amazon’s Project Kuiper. Sales in the Space business area were driven by a $129 million increase due to ramp-up on the Space Development Agency (SDA) Tranche 1 Transport Layer and Tranche 1 Tracking Layer programs awarded in 2022, as well as higher volume on restricted programs and the Commercial Resupply Services (CRS) program.
Operating Income
Third quarter 2022 operating income was comparable to the prior year period and reflects higher sales and a lower operating margin rate. Operating margin rate decreased to 9.2 percent from 10.7 percent primarily due to lower net EAC adjustments and higher volume on early-stage development programs, such as NGI and GBSD.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	7

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2022 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s 2022 financial guidance and outlook beyond 2022 reflect what the company currently anticipates will be the impacts on the company from the global COVID-19 pandemic and the broader economic environment, based on what the company understands today and what the company has experienced to date. However, the company cannot predict how the pandemic or the macroeconomic environment will evolve or what impact they will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-K and in the recent Form 10-Q, and among other factors, disruptions to the company’s operations or those of its customers, supply chain and logistics challenges, including extended material lead times, challenges to the labor market and our workforce, including labor shortages and evolving government requirements, disruptions in the financial markets, inflationary pressures and increased costs, impacts on programs or payments, and changes in our customers' priorities, resources and requirements, relating to the global COVID-19 pandemic and/or macroeconomic environment, today and as they may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, global events, such as the conflict in Ukraine, and the government budget, appropriations and procurement priorities and processes can impact our customers, programs and financial results. These events, priorities and processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, extraordinary measures taken in connection with a breach, changes in support for our programs, or changes in federal corporate tax or securities laws and regulations, can impact the company's ability to achieve guidance or meet expectations.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	8

2022 Guidance
($ in millions, except per share amounts)	As of 7/28/2022			As of 10/27/2022
Sales	36,200	—	36,600	36,200	—	36,600

Segment operating margin %[1]	11.7	—	11.9	11.7	—	11.9
Total net FAS/CAS pension adjustment[2]	~1,310			~1,310
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~240			~240
Other items	~210			~240
Operating margin %	9.8	—	10.0	9.8	—	10.0
Interest expense	~530			~500
Effective tax rate %	~17.0			~15.5
Weighted average diluted shares outstanding	~155			155	—	156

Transaction-adjusted EPS[1,3]	24.50	—	25.10	24.50	—	25.10
Transaction-adjusted free cash flow[1] based on current tax law	1,500	—	1,800	1,500	—	1,800

2022 Sector Guidance
	As of 7/28/2022		As of 10/27/2022
	Sales ($B)	OM Rate %	Sales ($B)	OM Rate %
Aeronautics Systems	Mid to High $10	Low 10%	Mid $10	Mid 10%
Defense Systems	Mid $5	~12%	Mid $5	~12%
Mission Systems	Mid $10	Mid 15%	Mid $10	Mid 15%
Space Systems	High $11	~10%	~$12	High 9%
Eliminations	Low ($2)	~13%	Low ($2)	Mid 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $170 million of expected CAS pension expense and $370 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $1,510 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $1,310 million.
3
As usual, financial guidance does not include any future gains or losses associated with changes in valuations of the company's marketable securities related to our non-qualified benefit plans and other non-operating assets.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	9

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on October 27, 2022. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a technology company, focused on global security and human discovery. Our pioneering solutions equip our customers with capabilities they need to connect, advance and protect the U.S. and its allies. Driven by a shared purpose to solve our customers' toughest problems, our 90,000 employees define possible every day.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2021 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic and the broader economic environment, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly, including related to hostilities and other global events
•the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs, including as a result of labor shortages and/or inflationary pressures
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	10

•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC and other regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally
•environmental matters, including unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•impacts of the COVID-19 pandemic (or future health epidemics, pandemics or similar outbreaks), including potential new variants, case surges or prolonged recovery periods, their effects on the broader environment, and varying related government requirements, on: our business, our ability to maintain a qualified and productive workforce, work slowdowns or stoppages, labor shortages, supply chain and logistics challenges, costs we cannot recover and liabilities for which we are not compensated, performance challenges (including cost and schedule), government funding, changes in government acquisition priorities and processes, government payment rules and practices, insurance challenges, and potential impacts on access to capital, the markets and the fair value of our assets
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified workforce with the required security clearances and requisite skills to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, supply chain disruptions, and extended material lead times
•climate change, its impacts on our company, our operations and our stakeholders (employees, suppliers, customers, shareholders and regulators), and changes in laws, regulations and priorities related to greenhouse gas emissions and other climate change related concerns
•our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	11

•our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
General and Other Risk Factors
•the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	12

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2022	2021	2022	2021
Sales
Product	$6,979	$6,845	$20,599	$21,060
Service	1,992	1,875	5,970	5,968
Total sales	8,971	8,720	26,569	27,028
Operating costs and expenses
Product	5,589	5,352	16,250	16,662
Service	1,564	1,434	4,669	4,649
General and administrative expenses	974	891	2,955	2,788
Total operating costs and expenses	8,127	7,677	23,874	24,099
Gain on sale of business	—	—	—	1,980
Operating income	844	1,043	2,695	4,909
Other (expense) income
Interest expense	(122)	(132)	(386)	(423)
Non-operating FAS pension benefit	376	367	1,129	1,101
Other, net	(8)	(3)	(54)	6
Earnings before income taxes	1,090	1,275	3,384	5,593
Federal and foreign income tax expense	175	212	568	1,298
Net earnings	$915	$1,063	$2,816	$4,295

Basic earnings per share	$5.92	$6.65	$18.13	$26.63
Weighted-average common shares outstanding, in millions	154.6	159.8	155.3	161.3
Diluted earnings per share	$5.89	$6.63	$18.06	$26.55
Weighted-average diluted shares outstanding, in millions	155.3	160.4	155.9	161.8

Net earnings (from above)	$915	$1,063	$2,816	$4,295
Other comprehensive loss, net of tax
Change in unamortized prior service credit	—	(2)	(1)	(6)
Change in cumulative translation adjustment and other, net	(7)	(6)	(22)	(6)
Other comprehensive loss, net of tax	(7)	(8)	(23)	(12)
Comprehensive income	$908	$1,055	$2,793	$4,283

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	13

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$1,666	$3,530
Accounts receivable, net	1,936	1,467
Unbilled receivables, net	6,430	5,492
Inventoried costs, net	989	811
Prepaid expenses and other current assets	1,277	1,126
Total current assets	12,298	12,426
Property, plant and equipment, net of accumulated depreciation of $7,243 for 2022 and $6,819 for 2021	8,325	7,894
Operating lease right-of-use assets	1,680	1,655
Goodwill	17,516	17,515
Intangible assets, net	433	578
Deferred tax assets	233	200
Other non-current assets	2,248	2,311
Total assets	$42,733	$42,579

Liabilities
Trade accounts payable	$2,335	$2,197
Accrued employee compensation	1,831	1,993
Advance payments and billings in excess of costs incurred	3,107	3,026
Other current liabilities	3,539	2,314
Total current liabilities	10,812	9,530
Long-term debt, net of current portion of $1,069 for 2022 and $6 for 2021	11,803	12,777
Pension and other postretirement benefit plan liabilities	2,405	3,269
Operating lease liabilities	1,696	1,590
Deferred tax liabilities	86	490
Other non-current liabilities	1,988	1,997
Total liabilities	28,790	29,653

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2022—154,093,656 and 2021—156,284,423	154	156
Paid-in capital	—	—
Retained earnings	13,955	12,913
Accumulated other comprehensive loss	(166)	(143)
Total shareholders’ equity	13,943	12,926
Total liabilities and shareholders’ equity	$42,733	$42,579

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	14

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2022	2021
Operating activities
Net earnings	$2,816	$4,295
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	960	908
Stock-based compensation	72	71
Deferred income taxes	(438)	(105)
Gain on sale of business	—	(1,980)
Net periodic pension and OPB income	(895)	(818)
Pension and OPB contributions	(106)	(108)
Changes in assets and liabilities:
Accounts receivable, net	(469)	(133)
Unbilled receivables, net	(1,038)	(596)
Inventoried costs, net	(171)	(113)
Prepaid expenses and other assets	(64)	6
Accounts payable and other liabilities	(57)	49
Income taxes payable, net	(56)	663
Other, net	96	(14)
Net cash provided by operating activities	650	2,125

Investing activities
Divestiture of IT services business	—	3,400
Capital expenditures	(803)	(682)
Proceeds from sale of equipment to a customer	100	84
Other, net	40	(3)
Net cash (used in) provided by investing activities	(663)	2,799

Financing activities
Payments of long-term debt	—	(2,236)
Common stock repurchases	(1,011)	(2,724)
Cash dividends paid	(786)	(737)
Payments of employee taxes withheld from share-based awards	(50)	(33)
Other, net	(4)	(46)
Net cash used in financing activities	(1,851)	(5,776)
Decrease in cash and cash equivalents	(1,864)	(852)
Cash and cash equivalents, beginning of year	3,530	4,907
Cash and cash equivalents, end of period	$1,666	$4,055

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	15

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
ORGANIC SALES1
(Unaudited)

	Nine Months Ended September 30
	2022			2021
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$7,774	$—	$7,774	$8,628	$—	$8,628	(10)%
Defense Systems	3,922	—	3,922	4,398	(106)	4,292	(9)%
Mission Systems	7,469	—	7,469	7,613	(42)	7,571	(1)%
Space Systems	8,997	—	8,997	7,950	(16)	7,934	13%
Intersegment eliminations	(1,593)	—	(1,593)	(1,561)	2	(1,559)
Total	$26,569	$—	$26,569	$27,028	$(162)	$26,866	(1)%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	16

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2022			December 31, 2021	% Change in 2022
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$8,127	$10,513	$18,640	$18,277	2%
Defense Systems	5,908	789	6,697	6,349	5%
Mission Systems	10,192	4,554	14,746	14,306	3%
Space Systems	8,407	31,159	39,566	37,114	7%
Total backlog	$32,634	$47,015	$79,649	$76,046	5%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	17

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2022	2021	2022	2021
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$(55)	$61	$(152)	$98
Non-operating FAS pension benefit	376	367	1,129	1,101
Total net FAS/CAS pension adjustment	321	428	977	1,199
Tax effect[1]	(81)	(108)	(246)	(302)
After-tax impact	$240	$320	$731	$897
Weighted-average diluted shares outstanding, in millions	155.3	160.4	155.9	161.8
Per share impact	$1.55	$2.00	$4.69	$5.54

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(60)	$(62)	$(181)	$(191)
Tax effect[1]	15	16	46	48
After-tax impact	$(45)	$(46)	$(135)	$(143)
Weighted-average diluted shares outstanding, in millions	155.3	160.4	155.9	161.8
Per share impact	$(0.29)	$(0.29)	$(0.87)	$(0.88)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2022 Financial Results	18

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
Transaction-adjusted net earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. Transaction-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Transaction-adjusted EPS: Diluted earnings per share excluding the per share impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses. Transaction-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Organic sales: Total sales excluding sales attributable to the company's IT services divestiture. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity. Organic sales is reconciled in Schedule 4 of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as

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Northrop Grumman Reports Third Quarter 2022 Financial Results	19

such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
Transaction-adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use transaction-adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Transaction-adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com